                                 ADDENDUM NO. 1

                               PROJECT AGREEMENT
                                       TO
                          STRATEGIC ALLIANCE AGREEMENT

                                    BETWEEN
                     HNC SOFTWARE INC. AND SHOPNOW.COM INC.

This agreement addendum (the "Project Agreement") dated as of May 4, 1999 (the "Project Agreement Effective Date") modifies the Strategic Alliance Agreement (the "Agreement") dated May 4, 1999 between the parties, HNC Software Inc. ("HNC") and ShopNow.com Inc. ("Alliance Partner") with respect to additional services or products that HNC shall provide to Alliance Partner as stated below.

                                    RECITALS

A. HNC operates a Service Bureau that utilizes the following products and services:
    1. eFalcon Services; eFalcon Rule Editor, eHNC Order Workstation, eFalcon Consortium Model, and
    2. SelectResponse Services; SelectResponse Email Router, SelectResponse Email Profiler, SelectResponse Product Search, and
    3.  SelectCast Target Marketing Services.
B. Alliance Partner wishes to access the Service Bureau for its own uses, which includes reselling access to the Service Bureau to its customers as provided for within this Product Agreement.

Now, therefore, pursuant to Section 5.2 of the Agreement and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

1.  Definitions
    a) For purpose of this Project Agreement, the following additional definitions are provided:
        i)    "NETWORK OPERATIONS CENTER" shall mean the Alliance Partner's computer service center that hosts merchant transactions.
        ii)   "ALLIANCE PARTNER LOCATION" shall mean the physical location of a
              Network Operations Center.
        iii) "eFalcon SERVICES" shall mean the products and services described as; eFalcon Rule Editor, eHNC Order Workstation, eFalcon Consortium Model. "eHNC ORDER WORKSTATION" the software used for case management of transactions processed through the eFalcon Services.

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* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO PORTIONS OF THIS
  EXHIBIT.

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        iv)   "MERCHANT" shall mean a merchant of Alliance Partner that
              processes credit card transactions using Alliance Partner's products or services.
        v) "HNC SOFTWARE" shall mean the software delivered by HNC to the Alliance Partner's location which is the communication software to transmit Transactions to the Service Bureau, eHNC Order Workstation and SelectResponse Email Router Software.
        vi) "SELECTRESPONSE SERVICES" shall mean the products and services described as; SelectResponse Email Router, SelectResponse Email Profiler and SelectResponse Product Search.
        vii) "SERVICE BUREAU" shall mean the Service Bureau Operations managed by HNC that offers access to Alliance Partner to eFalcon Services, SelectResponse Services and SelectCast Target Marketing Services,
        viii) "TRANSACTION" shall mean data submitted from Alliance Partner's merchant server to the Service Bureau to utilize all Service Bureau Products and Services
        ix) "BILLABLE TRANSACTION" shall mean a Transaction that is processed through eFalcon Consortium Model resulting in a fee.

2.  Service Bureau Operations
    a) HNC shall operate a central service bureau operation that shall be accessible by Alliance Partner that utilizes the following products and/or services (hereafter referred to as "Service Bureau Products and Services"):
        i)   eFalcon Services,
        ii)  SelectResponse Services, and
        iii) SelectCast Target Marketing Services.

    b) HNC agrees to provide non-exclusive access to its Service Bureau to Alliance Partner during the term of this Project Agreement subject to the fees and conditions contained in this Project Agreement.
    c) During the term of this Project Agreement, Alliance Partner shall submit all merchant Transactions to HNC, in real-time, in a pre-defined format from its Network Operations Center to the HNC Service Bureau. Data formats shall be defined and provided by HNC.
    d) Included for use with the Service Bureau Operations is a license to SelectResponse Email Router that resides at Alliance Partner's location and is to be used with SelectResponse Email Profiler.

3.  License Grant

    a) LICENSE TO USE THE HNC SOFTWARE. Subject to the terms and conditions of this Project Agreement HNC hereby grants to Alliance Partner a non-transferable, non-exclusive license (the "LICENSE") effective during the term of this Project Agreement, to use object code copy of the HNC Software and the documentation for use at a Network
        Operations Center and unlimited copies of the eHNC Order Workstation in object code for use with personal workstations, for access to the United States Service Bureau, and only for Alliance Partner's operations. Additional Licenses for Network Operations Server sites or eHNC Order Workstation software may be purchase separately. Alliance

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

        Partner agrees not to market, sublicense or otherwise make the HNC Software available outside the Alliance Partner's organization

    b)  RESTRICTION FOR HNC SOFTWARE. Except as provided for in Section 3.
        d), no one other than the Alliance Partner or its employees, agents, contractors or other parties under contract to perform services by and on behalf of Alliance Partner may use the HNC Software without the prior written consent of HNC. It is agreed and understood by Alliance Partner that the pricing and fees contained in this Project Agreement are based upon the use of the HNC Software solely by the Alliance Partner.

    c) LICENSE TO ACCESS THE HNC SERVICE BUREAU OPERATIONS. Subject to the terms and conditions of this Project Agreement, HNC hereby grants to Alliance Partner a non-transferable, non-exclusive access license (the "ACCESS LICENSE") effective during the term of this Project Agreement, to access and use the Service Bureau Operations as defined above within the United States and only from a Network Operations Center. Except as provided for in Section 3. d), Alliance Partner agrees not to market, sublicense or otherwise make the Service Bureau Operations available outside the Alliance Partner's organization.

    d) PERMITTED MERCHANT USE. Alliance Partner shall be permitted to allow access to, and use of, its Access License to its Merchants to process Merchant Transactions through the Service Bureau. Alliance Partner shall require that all Merchant Transactions be processed through the Alliance Partner's Network Operations Center. Merchants shall be permitted to obtain a License to the eHNC Order Workstation for use with Alliance Partner's Access License for a fee and in accordance with the terms of this Project Agreement.

    e) OWNERSHIP AND PROPRIETARY RIGHTS. The HNC Software, Service Bureau Products and Services and documentation are protected by U.S. and international copyright and/or patent laws. Alliance Partner will reproduce on each copy of the HNC Software and the documentation the HNC copyright notice and any other proprietary legends that were in the original copy supplied by HNC. Except for and subject to Alliance Partner's limited license rights to use the HNC Software, Service Bureau Products and Services and documentation as permitted in this Project Agreement, no right, title, or interest in or to the HNC Software, its documentation, or any intellectual property rights associated therewith is conveyed or assigned by HNC (either expressly or by implication) by virtue of this Project Agreement. HNC and its third party licensors (where applicable) retain and reserve the sole and exclusive worldwide right, title and interest in and to all HNC Software, Service Bureau Products and Services, its documentation, and all worldwide intellectual property rights therein and all copies thereof, in whole or in part, subject only to Alliance Partner's limited license rights to use the HNC Software, Service Bureau Products and Services and documentation as permitted by this Project Agreement.

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

    f) RESTRICTIONS ON USE. HNC asserts that HNC Software and Service Bureau Products and Services contain trade secrets of HNC and to protect them, Alliance Partner agrees that NEITHER it nor its employees, representatives, and/or agents will decompile, reverse engineer, disassemble or otherwise reduce the HNC Software or Service Bureau Products and Services to a human perceivable form or permit any other party to do so. Except as provided for in Section 3. d), above), Alliance Partner may not copy (other than for backup purposes), modify, adapt, translate, rent, lease, sublicense, loan, resell for profit, distribute, time-share, or create any derivative works of the HNC Software or the Service Bureau Products or Services.

4. MAINTENANCE AND SUPPORT FOR HNC SOFTWARE. Except as provided for below or unless specifically provided in a separately negotiated written maintenance agreement between the parties, no maintenance and support services will be provided with respect to the HNC Software beyond the warranty period specified in this Project Agreement.

    HNC will periodically release updates to the HNC Software. Costs for upgrades will vary depending on upgrade type and corresponding functional enhancements.

    With a current License in effect with HNC, Alliance Partner will be entitled to "Maintenance Releases" and "Enhancement Releases" free of charge as defined below. In addition, HNC shall provide Alliance Partner with "Major releases" for the HNC Software exclusive of the SelectResponse Email Router Software which shall be charged for separately when and if available.

        MAINTENANCE RELEASE: A maintenance release generally signifies a program bug fix only. It is indicated by a change in the release number of the product two positions to the right of the first decimal. For example, 2.01 to 2.02 is classified as an update.

        ENHANCEMENT RELEASE. An enhancement release generally signifies minor feature additions/enhancements, and includes feature and bug fixes from the preceding level. It is indicated by a change in the release number of the product one position to the right of the decimal. For example, release 2.02 to 2.10 is classified as an update.

        MAJOR RELEASE. A major release signifies the addition of major functional improvements and/or architectural changes, and includes previous release features and bug fixes. It is indicated by a change in the release number to the left of the decimal point, such as 2.10 to 3.00.

5. LIMITED WARRANTIES. HNC hereby warrants that during the term of this Project Agreement, the HNC Software, Service Bureau Products and
    Services will, in all material respects, conform to its published specifications. In the event that Alliance Partner discovers a material malfunction in a HNC Software or Service Bureau Product and Service, HNC agrees to use its reasonable commercial efforts to correct, cure, replace or otherwise remedy such material malfunction without additional

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

    charge to Alliance Partner. Alliance Partner agrees to cooperate and work closely with HNC in a prompt and reasonable manner in connection with HNC's correction efforts and not transfer or install any HNC Software without HNC assistance.

    HNC warrants that it shall deliver the functionality of the SelectResponse Product Search and SelectCast Target Marketing Services within the Service Bureau Operations as provided for in the preceding paragraph. If Alliance Partner should require additional functionality, HNC shall use its commercially reasonable efforts to work with Alliance Partner in good faith to design a solution that meets these needs. Creation of any new features or functionality shall be dictated by
    Section 7. of this Project Agreement. In addition to the remedies set forth above, if HNC is unable correct, cure or otherwise remedy the breach in this paragraph, Alliance Partner agrees to accept the software versions the SelectResponse Product Search and SelectCast Target Marketing Services as an acceptable cure. Installation services shall be provided for in accordance with Section 6. d). Maintenance and support of the softwares shall provided by HNC at HNC's then prevailing rates for such services.

    EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES SET FORTH IN THIS SECTION, HNC MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, UNDER THIS
    AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES REGARDING MERCHANTABILITY, FITNESS FOR PURPOSE, ACCURACY OF DATA OR CORRESPONDENCE WITH DESCRIPTION.

6.  FEES ANY PAYMENTS
    a) INSTALLATION COMPLETE. HNC shall provide written notice to Alliance Partner indicating when the HNC Software has been installed (the
        "Installation Complete" notice) at the Network Operations Server.
    b) SET-UP FEES. Alliance Partner shall pay HNC a fee for set-up services in the amount of [*] per Network Operations Center location for the HNC Software (the "Set-up Fee"). The Set-up Fee is for installing the eFalcon API Library and HNC Software so that data Merchant Transactions, in the pre-defined format, can be transmitted to and from the Service Bureau Operations. The Set-Up Fee includes five (5) days of training on the use of the HNC Software, including how to establish and set case management rules within the eHNC Order Workstation. The Set-up Fee is due upon execution of this Project AGreement. Upon completion of the set up services, HNC shall deliver the notice of Installation Complete.

        Additional Network Operation Centers may be utilized by Alliance Partner to access the Service Bureau and shall require a Set-up Fee of [*] per Network Operation Cent for installation of the HNC Software. Alliance Partner is not permitted to install the HNC Software in other Network Operation Centers without HNC installation assistance. Alliance Partner may obtain training on the HNC Software for each new Network

* CONFIDENTIAL TREATMENT REQUESTED.

     Operation Center locations for a flat fee of [*]. All fees are due upon delivery of the notice of Installation Complete for the respective Network Operation Center. Additional installations of the HNC Software on additional servers within the same Network Operation Center shall be provided to Alliance Partner in accordance with Section 6. d). below.

     Alliance Partner may not transfer the HNC Software from one location to another without first notifying HNC. Any additional costs incurred by HNC to support Alliance Partner's transfer of the HNC Software shall be charged based upon the fee schedules and reimbursement clauses contained in this Section 6.

c) SERVICE FEE. The "Service Fee" paid to HNC shall be the greater of the minimum monthly fee of [*] the "Minimum Monthly Fee") or the Transactional Fee calculated below for the applicable month. Alliance Partner agrees to pay the Service Fees for the use of the HNC Service Bureau and HNC
     Software (excluding SelectResponse Email Router Software and additional eHNC Order Workstations, see below) beginning with the first calendar month after the Installation Completion date.

     i) TRANSACTIONAL FEES. The transactional fee shall be calculated based upon the number of transactions processed by eFalcon multiplied by the corresponding rate below (the "Transaction Fee").


            Transaction                         Number of
               Fee                             Transactions
                               [*]

     ii) NUMBER OF TRANSACTIONS. All transactions must be provided to the HNC Service Bureau via at least monthly. The "Number of Transactions" in the table above represents the cumulative number of Billable Transactions processed through eFalcon during each twelve month period beginning with the Installation Complete date and, thereafter, reset to zero on each annual anniversary of the Installation Complete date. The following table exemplifies the calculation of the Transactional Fee with certain assumed transactional volume over a three month period:


                           Number of         Cumulative          Rate         Transactional
               Month      Transactions      No. of Trans.        Used         Fee Computed
               -----      ------------      -------------        ----         -------------
                                                 [*]

* CONFIDENTIAL TREATMENT REQUESTED.

                                      6


                                     [*]



     iii) SELECTRESPONSE EMAIL ROUTER SOFTWARE. Alliance Partner shall pay HNC [*] per month for the use of SelectResponse Email Router Software included in the HNC Software along with the Service Fee. Also, the following additional services have been agreed to with respect to the SelectResponse Email Router Software:

            a) Consulting Services. HNC agrees to assist Alliance Partner with integrating Mustang's IMC Architect software with its system and the HNC Software. HNC estimates that this will take approximately [*] at a billing rate of [*] per hour for such services. In addition, Alliance Partner will need to license Mustang's IMC Architect, estimated to be [*].

            b) Implementation and Training. HNC agrees to provide on-site training and assistance with installation of SelectResponse Email Router Software. HNC estimates that this will take approximately 10 days, or 100 hours, at a rate of $150 per hour for such services.

     iv) eHNC ORDER WORKSTATION SOFTWARE. Alliance Partner is provided unlimited copies of the eHNC Order Workstation with its License for the Service Fee above. Alliance Partner's Merchants may also obtain a user seat license for eHNC Order Workstation for $1,000 each with a minimum initial order of [*] seats per Merchant. Installation and training is provided for at the fees and costs in this section 6.


d) INSTALLATION SERVICE FEES. Installation Services will be provided on a time and materials ("T&M") basis for any work provided in excess of the basic set up services in b) above; that is, Client shall pay HNC for all of the time spent performing such services, plus materials, taxes and expenses. The Installation Services Fee to be paid by Client with respect to the HNC Software will be calculated from HNC's standard time and materials ("T&M") rates in effect at the time the services are performed. The following are HNC's Standard Hourly Rates current as of the date of this Project Agreement (and are subject to change without notice):



                                [*]


* CONFIDENTIAL TREATMENT REQUESTED.


                              [*]


(e) IMPLEMENTATION ASSISTANCE AND TRAINING FEES. Implementation Assistance and Training services will be provided on a time and materials ("T&M") based upon the scope of such services. The fees to be paid by Client with respect to these services will be calculated from HNC's standard time and materials ("T&M") rates in effect at the time the services are performed (see the rate schedule in subsection d) above).

f) TIMING AND LATE FEES. Unless otherwise indicated, all fees shall be billed by HNC at the end of each month and shall be due within 30 days of receipt. Any fees unpaid thereafter shall be subject to a 1.5% per month late fee until paid.

g)   TRANSMIT PAYMENTS TO:


          IF PAYMENT IS MADE BY CHECK:        IF PAYMENT IS MADE BY ELECTRONIC
                                              TRANSFER:

          HNC Software Inc.                   Wells Fargo Bank
          Corporate Accounts Receivable       Commercial Banking Office
          5935 Cornerstone Court West         401 B Street, Suite 2201
          San Diego, CA 92121-3728            San Diego, CA 92101
                                              Telephone: 619-699-3016

                                              HNC Software Inc.
                                              ABA Number: 121000248
                                              Account Number: 4488-83442

h) PRICE ADJUSTMENTS. HNC may adjust the amount of any fees (including, but not limited to, labor rates, reimbursement rates, license fees, installation fees, and other charges) on an annual basis beginning on the anniversary date of this Project Agreement. Adjustments will be made to all such fees (including, but not limited to, labor rates, reimbursement rates, license fees, installation fees, and other charges) within three (3) months of the anniversary date with reference to the percentage increase (if any) of the Consumer Price Index (CPI), for the San Diego, California area, but such increases will not be made at an annual rate in excess of CPI increase plus four percent (4%). No decrease in any fee (including, but not limited to, labor rates, reimbursement rates, license fees, installation fees, and other charges) will be made under this section.

i) TAXES. All payments by Alliance Partner to HNC under this Project Agreement for any fees and reimbursement of any expenses will be exclusive of any sales, use, service, or value added taxes, or any other levy, tariff, duty or tax of

* CONFIDENTIAL TREATMENT REQUESTED.

           any kind whatsoever imposed by any governmental authority with respect to the services rendered or expenses incurred by HNC hereunder (other than a tax imposed upon HNC's income or withholding tax imposed by the country where Alliance Partner's principal place of business is located). With the exception of the taxes described in the foregoing parenthetical, Alliance Partner agrees to pay, within thirty (30) days of receipt of the applicable HNC invoices, any such tax whenever such tax is imposed by a governmental authority.

     j) REIMBURSEMENT OF TRAVEL EXPENSES. Alliance Partner shall reimburse HNC for all reasonable travel-related expenses incurred by HNC with respect its provision of services hereunder this Project Agreement. HNC will invoice Alliance Partner for all such expenses on a monthly basis and said invoice(s) will be due and payable thirty (30) days from of receipt of such invoice.

7. CUSTOM SOFTWARE DEVELOPMENT. Any custom software development shall be priced at HNC's prevailing rates for the level of staff and project specifications. All work shall be approved, in advance, prior to HNC commencing the project. Refer to the section 6.d) for a listing of the HNC standard rates. Unless otherwise agreed to in writing by both parties, all custom software development is considered proprietary and confidential information of HNC and shall remain the sole and exclusive property of HNC. No rights, title, or interest in or to any custom software development, its documentation, or any intellectual property rights associated therewith is conveyed or assigned by HNC (either expressly or by implication) by virtue of this Project Agreement.

8. DISTRIBUTION AND MARKETING. It is understood by HNC that Alliance Partner will be transmitting its customer's Transactions to the HNC Service Bureau. Any customer agreements used by Alliance Partner shall not contain any greater rights than those conveyed to Alliance Partner by this Agreement and must contain similar language with respect to disclosure of confidential information, warranties and limitations of liabilities. HNC accepts no liability for the information provided to the customer by Alliance Partner. Alliance Partner agrees to indemnify, defend and hold harmless HNC and its directors, officers, employees, and agents from and against any and all liabilities, actions, claims, demands, liens, losses, damages, judgments, and expenses, including reasonable attorney's fees, that may arise as a result of Alliance Partners actions or inactions under this section 8. This section shall survive the termination of this Project Agreement.

9. TERM AND TERMINATION. This Project Agreement shall become effective as of the Project Agreement Effective Date and continue for a period of [*] from the Installation Complete, unless sooner terminated as provided for below:

    a) This Project Agreement shall be terminated by either party for an uncured breach with at least 30 days advance written notice to the breaching party.

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* CONFIDENTIAL TREATMENT REQUESTED.

    b) This Project Agreement may be terminated by HNC upon notice to Alliance Partner if amounts due remain unpaid for more than 30 days past their due date.

    All fees earned or unpaid as of the effective date of termination shall become immediately payable to HNC and all materials provided to either party as a result of this Project Agreement shall be promptly returned.

10. CONSORTIUM MEMBERSHIP. Alliance Partner recognizes that consideration has been given in this Project Agreement to its membership in HNC's Fraud Control Consortium and agrees to negotiate in good faith and execute a Consortium Membership Agreement.

IN WITNESS WHEREOF, HNC and Alliance Partner have caused this Project Agreement to be signed in duplicate and delivered by their duly authorized representatives as of the Project Agreement Effective Date indicated above.


HNC Software Inc.,                         ShopNow.com Inc.,
a Delaware Corporation                     a Washington corporation

By: /s/ R.V. Thomas                        By:    /s/ Alan Koslow
   -------------------------------              --------------------------------

Name:   R.V. Thomas                        Name:  Alan Koslow
   -------------------------------              --------------------------------

Title:  CEO                                Title: E.V.P. Finance/General Counsel
   -------------------------------              --------------------------------


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